Exhibit 99.1
Ichor Holdings, Ltd. Announces Second Quarter 2025 Financial Results
FREMONT, Calif., August 4, 2025–Ichor Holdings, Ltd. (NASDAQ: ICHR), a leader in the design, engineering, and manufacturing of critical fluid delivery subsystems and components for semiconductor capital equipment, today announced second quarter 2025 financial results.
Second quarter 2025 highlights:
•Revenue of $240.3 million, above the mid-point of our guidance range communicated in May;
•Gross margin of 11.3% on a GAAP basis and 12.5% on a non‑GAAP basis; and
•Earnings (loss) per share of $(0.28) on a GAAP basis and $0.03 on a non-GAAP basis.
“Within a relatively steady customer demand environment year-to-date, we continue to make progress driving the expansion of our proprietary product portfolio,” commented Jeff Andreson, Ichor’s CEO. “2025 is shaping up to be a solid revenue growth year for Ichor, and we continue to expect to outperform the expected growth of the wafer fab equipment industry this year. As we move into the second half of the year, we remain focused on increasing our manufacturing capacity and aligning production to meet our targeted product margins.”

	Q2 2025	Q1 2025	Q2 2024
	(dollars in thousands, except per share amounts)
U.S. GAAP Financial Results:
Net sales	$240,285	$244,465	$203,227
Gross margin	11.3%	11.7%	12.6%
Operating margin	(2.0)%	(0.5)%	(1.1)%
Net loss	$(9,408)	$(4,559)	$(5,112)
Diluted EPS	$(0.28)	$(0.13)	$(0.15)

	Q2 2025	Q1 2025	Q2 2024
	(dollars in thousands, except per share amounts)
Non-GAAP Financial Results:
Gross margin	12.5%	12.4%	13.0%
Operating margin	2.6%	2.7%	2.2%
Net income	$1,097	$4,236	$1,819
Diluted EPS	$0.03	$0.12	$0.05

U.S. GAAP Financial Results Overview
For the second quarter of 2025, revenue was $240.3 million, net loss was $(9.4) million, and net loss per diluted share (“diluted EPS”) was $(0.28). This compares to revenue of $244.5 million and $203.2 million, net loss of $(4.6) million and $(5.1) million, and diluted EPS of $(0.13) and $(0.15), for the first quarter of 2025 and second quarter of 2024, respectively.

Non-GAAP Financial Results Overview
For the second quarter of 2025, non-GAAP net income was $1.1 million and non-GAAP diluted EPS was $0.03. This compares to non-GAAP net income of $4.2 million and $1.8 million, and non-GAAP diluted EPS of $0.12 and $0.05, for the first quarter of 2025 and second quarter of 2024, respectively.

Third Quarter 2025 Financial Outlook
For the third quarter of 2025, we expect the following:

	Low-End	Mid-Point	High-End
Revenue	$225 million	$235 million	$245 million
GAAP diluted EPS	$(0.12)	$(0.06)	$0.00
Non-GAAP diluted EPS	$0.06	$0.12	$0.18
This outlook for non‑GAAP diluted EPS excludes amortization of intangible assets of approximately $2.1 million and share-based compensation expense of approximately $4.4 million, as well as the related income tax effects. Non-GAAP diluted EPS should be considered in addition to, but not as a substitute for, our financial information presented in accordance with GAAP.

Balance Sheet and Cash Flow Results
We ended the second quarter of 2025 with cash and cash equivalents of $92.2 million, a decrease of $17.1 million from the prior quarter and a decrease of $16.4 million from the prior year ended December 27, 2024.
The decrease of $17.1 million in the second quarter of 2025 was primarily due to net cash used in operating activities of $7.5 million, capital expenditures of $7.3 million, net payments on our credit facilities of $1.9 million, and net cash payments related to share-based compensation of $0.4 million. The decrease of $16.4 million during the six months ended June 27, 2025 was primarily due to capital expenditures of $25.8 million and net payments on our credit facilities of $3.8 million, partially offset by cash provided by operating activities of $11.5 million and net cash reciepts related to share-based compensation of $1.6 million.
Our cash used in operating activities of $7.5 million for the second quarter of 2025 consisted of an increase in our net operating assets and liabilities of $12.8 million and a net loss of $9.4 million, partially offset by net non-cash charges of $14.7 million, consisting primarily of depreciation and amortization of $8.0 million and share-based compensation expense of $4.2 million. Our cash provided by operating activities of $11.5 million for the six months ended June 27, 2025 consisted of net non-cash charges of $27.2 million, consisting primarily of depreciation and amortization of $16.1 million and share-based compensation expense of $8.4 million, partially offset by a net loss of $14.0 million and an increase in our net operating assets and liabilities of $1.8 million.
The increase in our net operating assets and liabilities of $12.8 million during the second quarter of 2025 was primarily due to a decrease in accounts payable of $14.8 million, partially offset by a decrease in inventories of $4.1 million.
The increase in our net operating assets and liabilities of $1.8 million for the six months ended June 27, 2025, was primarily due to an increase in inventory of $9.3 million and a decrease in other liabilities of $2.9 million, partially offset of by a decrease in accounts receivable of $5.8 million and a decrease in prepaid expenses and other assets of $4.8 million.

Use of Non-GAAP Financial Results
In addition to U.S. GAAP ("GAAP") results, this press release also contains non-GAAP financial results, including non‑GAAP gross profit, non‑GAAP operating income, non‑GAAP net income (loss), non‑GAAP diluted EPS, and free cash flow. Management uses non-GAAP metrics to evaluate our operating and financial results. We believe the presentation of non-GAAP results is useful to investors for analyzing business trends and comparing performance to prior periods, along with enhancing investors’ ability to view our results from management’s perspective. Non-GAAP gross profit, operating income, and net income are defined as: gross profit, operating income (loss), or net income (loss), respectively, excluding (1) amortization of intangible assets, share-based compensation expense, and discrete or infrequent charges and gains that are outside of normal business operations, including transaction-related costs, contract and legal settlement gains and losses, facility shutdown costs, and severance costs associated with reduction-in-force programs, to the extent they are present in gross profit, operating income (loss), and net income (loss), respectively; and (2) the tax impacts associated with these non-GAAP adjustments, as well as non-recurring discrete tax items, including the impact of deferred tax asset valuation allowances. All non-GAAP adjustments are presented on a gross basis; the related income tax effects, including current and deferred income tax expense, are included in the adjustment line under the heading "Tax adjustments related to non-GAAP adjustments." Non-GAAP diluted EPS is defined as non-GAAP net income divided by weighted average diluted ordinary shares outstanding during the period. Non-GAAP gross margin and non-GAAP operating margin are defined as non-GAAP gross profit and non-GAAP operating income, respectively, divided by net sales. Free cash flow is defined as cash provided by or used in operating activities, less capital expenditures. Tables showing these metrics on a GAAP and non-GAAP basis, with reconciliation footnotes thereto, are included at the end of this press release.
Non-GAAP results have limitations as analytical tools, and you should not consider them in isolation or as substitutes for our results reported under GAAP. Other companies may calculate non-GAAP results differently or may use other measures to evaluate their performance, both of which could reduce the usefulness of our non-GAAP results as tools for comparison.
Because of these limitations, you should consider non-GAAP results alongside other financial performance measures and results presented in accordance with GAAP. In addition, in evaluating non-GAAP results, you should be aware that in the future we will incur expenses such as those that are the subject of adjustments in deriving non-GAAP results, and you should not infer from our presentation of non-GAAP results that our future results will not be affected by these expenses or other discrete or infrequent charges and gains that are outside of normal business operations.

Conference Call
We will conduct a conference call to discuss our second quarter 2025 results and business outlook today at 1:30 p.m. PT.
To listen to a live webcast of the call, please visit our investor relations website at https://ir.ichorsystems.com, or go to the live link at https://www.webcast-eqs.com/register/ichorq2_2025/en.
To listen via telephone, please call (877) 407‑0989 (domestic) or +1 (201) 389‑0921 (international), conference ID: 13754615. After the call, an on-demand replay will be available at the same webcast link.

About Ichor
We are a leader in the design, engineering and manufacturing of critical fluid delivery subsystems and components primarily for semiconductor capital equipment, as well as other industries such as defense/aerospace and medical. Our primary product offerings include gas and chemical delivery subsystems, collectively known as fluid delivery subsystems, which are key elements of the process tools used in the manufacturing of semiconductor devices. Our gas delivery subsystems deliver, monitor and control precise quantities of the specialized gases used in semiconductor manufacturing processes such as etch and deposition. Our chemical delivery subsystems precisely blend and dispense the reactive liquid chemistries used in semiconductor manufacturing processes such as chemical-mechanical planarization, electroplating, and cleaning. We also provide precision-machined components, weldments, e-beam and laser welded components, precision vacuum and hydrogen brazing, surface treatment technologies, and other proprietary products. We are headquartered in Fremont, CA. https://ir.ichorsystems.com.

We use a 52- or 53-week fiscal year ending on the last Friday in December. The three-month periods ended June 27, 2025, March 28, 2025, and June 28, 2024 were each 13 weeks. References to the second quarter of 2025, first quarter of 2025, and second quarter of 2024 relate to the three-month periods then ended. Our fiscal years ended December 26, 2025 and December 27, 2024 are each 52 weeks. References to 2025 and 2024 relate to the fiscal years then ended.

Safe Harbor Statement
Certain statements in this release are "forward-looking statements" made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “anticipate,” “believe,” “contemplate,” “designed,” “estimate,” “expect,” “forecast,” “goal,” “guidance,” “intend,” “may,” “outlook,” “plan,” “predict,” “project,” “see,” “seek,” “target,” “would” and similar expressions or variations or negatives of these words are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Examples of forward-looking statements include, but are not limited to, statements regarding our outlook for our third fiscal quarter of 2025, statements regarding the current business environment, revenue levels in 2025 and beyond, manufacturers’ investment in water fabrication equipment, our investment in research and development of new products, acquiring new business, and company and industry growth and performance in 2025 and beyond, as well as any other statement that does not directly relate to any historical fact. Such forward-looking statements are based on management’s current expectations about future events as of the date hereof and involve many risks and uncertainties that could cause our actual results to differ materially from those expressed or implied in our forward-looking statements. Our actual results and outcomes could differ materially from those included in these forward-looking statements as a result of various factors, including, but not limited to: geopolitical, economic and market conditions, including high inflation, changes to tax, trade, fiscal and monetary policy, high interest rates, currency fluctuations, challenges in the supply chain and any disruptions in the global economy as a result of the conflicts in Ukraine and the Middle East; being unable to attract, hire, integrate and retain key personnel and other necessary employees; dependence on expenditures by manufacturers and cyclical downturns in the semiconductor capital equipment industry; reliance on a very small number of original equipment manufacturers ("OEMs") for a significant portion of sales; negotiating leverage held by our customers; competitiveness and rapid evolution of the industries in which we participate; keeping pace with developments in the industries we serve and with technological innovation generally; designing, developing and introducing new products that are accepted by original equipment manufacturers in order to retain our existing customers and obtain new customers; becoming involved in litigation and regulatory proceedings, which could require significant attention from our management and result in significant expense to us and disruptions in our business; managing our manufacturing and procurement process effectively; defects in our products that could damage our reputation, decrease market acceptance and result in potentially costly litigation; and our dependence on a limited number of suppliers. Additional information concerning these and other factors can be found in our filings with the Securities and Exchange Commission (the “SEC”), including other risks, relevant factors, and uncertainties identified in the "Risk Factors" section of our Annual Report on Form 10‑K for the year ended December 27, 2024 and any other periodic reports that we may file with the SEC.
All forward-looking statements in this press release are based upon information available to us as of the date hereof, and qualified in their entirety by this cautionary statement. We undertake no obligation to update or revise any forward-looking statements contained herein, whether as a result of actual results, changes in our expectations, future events or developments, or otherwise, except as required by law.
Contact:
Greg Swyt, CFO 510-897-5200
Claire McAdams, IR & Strategic Initiatives 530-265-9899
ir@ichorsystems.com
Source: Ichor Holdings, Ltd.

ICHOR HOLDINGS, LTD.
Consolidated Balance Sheets
(in thousands, except share and per share amounts)
(unaudited)

	June 27, 2025	March 28, 2025	December 27, 2024	June 28, 2024
Assets
Current assets:
Cash and cash equivalents	$92,224	$109,281	$108,669	$114,349
Accounts receivable, net	80,821	79,859	86,619	65,216
Inventories	259,373	263,454	250,102	231,475
Prepaid expenses and other current assets	6,710	7,240	7,230	7,596
Total current assets	439,128	459,834	452,620	418,636
Property and equipment, net	108,907	103,372	94,867	89,142
Operating lease right-of-use assets	39,313	42,232	44,461	34,623
Other noncurrent assets	14,715	15,066	15,182	13,727
Deferred tax assets, net	3,043	4,069	4,316	3,103
Intangible assets, net	44,560	46,638	48,716	53,056
Goodwill	335,402	335,402	335,402	335,402
Total assets	$985,068	$1,006,613	$995,564	$947,689
Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$90,581	$102,532	$91,719	$58,961
Accrued liabilities	16,477	17,326	15,992	15,122
Other current liabilities	10,387	10,149	8,965	6,812
Current portion of long-term debt	7,500	7,500	7,500	7,500
Current portion of lease liabilities	11,478	11,409	11,494	9,721
Total current liabilities	136,423	148,916	135,670	98,116
Long-term debt, less current portion, net	117,505	119,264	121,023	122,665
Lease liabilities, less current portion	30,300	31,632	34,189	26,025
Deferred tax liabilities, net	1,555	1,555	1,555	1,169
Other non-current liabilities	5,138	4,885	4,791	4,838
Total liabilities	290,921	306,252	297,228	252,813
Shareholders’ equity:
Preferred shares ($0.0001 par value; 20,000,000 shares authorized; zero shares issued and outstanding)	—	—	—	—
Ordinary shares ($0.0001 par value; 200,000,000 shares authorized; 34,243,283, 34,113,204, 33,859,542, and 33,629,331 shares outstanding, respectively; 38,680,722, 38,550,643, 38,296,981, and 38,066,770 shares issued, respectively)	3	3	3	3
Additional paid in capital	615,838	612,644	606,060	595,881
Treasury shares at cost (4,437,439 shares)	(91,578)	(91,578)	(91,578)	(91,578)
Retained earnings	169,884	179,292	183,851	190,570
Total shareholders’ equity	694,147	700,361	698,336	694,876
Total liabilities and shareholders’ equity	$985,068	$1,006,613	$995,564	$947,689

ICHOR HOLDINGS, LTD.
Consolidated Statement of Operations
(in thousands, except share and per share amounts)
(unaudited)

	Three Months Ended			Six Months Ended
	June 27, 2025	March 28, 2025	June 28, 2024	June 27, 2025	June 28, 2024
Net sales	$240,285	$244,465	$203,227	$484,750	$404,610
Cost of sales	213,083	215,943	177,670	429,026	356,059
Gross profit	27,202	28,522	25,557	55,724	48,551
Operating expenses:
Research and development	5,710	5,874	5,926	11,584	11,296
Selling, general, and administrative	24,254	21,742	19,807	45,996	39,026
Amortization of intangible assets	2,078	2,078	2,086	4,156	4,232
Total operating expenses	32,042	29,694	27,819	61,736	54,554
Operating loss	(4,840)	(1,172)	(2,262)	(6,012)	(6,003)
Interest expense, net	1,635	1,646	1,858	3,281	5,954
Other expense, net	193	81	50	274	289
Loss before income taxes	(6,668)	(2,899)	(4,170)	(9,567)	(12,246)
Income tax expense	2,740	1,660	942	4,400	1,855
Net loss	$(9,408)	$(4,559)	$(5,112)	$(13,967)	$(14,101)
Net loss per share:
Basic	$(0.28)	$(0.13)	$(0.15)	$(0.41)	$(0.44)
Diluted	$(0.28)	$(0.13)	$(0.15)	$(0.41)	$(0.44)
Shares used to compute Net loss per share:
Basic	34,179,382	33,998,364	33,548,071	34,088,873	31,779,521
Diluted	34,179,382	33,998,364	33,548,071	34,088,873	31,779,521

ICHOR HOLDINGS, LTD.
Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended			Six Months Ended
	June 27, 2025	March 28, 2025	June 28, 2024	June 27, 2025	June 28, 2024
Cash flows from operating activities:
Net loss	$(9,408)	$(4,559)	$(5,112)	$(13,967)	$(14,101)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	7,999	8,058	8,123	16,057	15,679
Share-based compensation	4,227	4,123	3,938	8,350	6,313
Impairment of lease right-of-use assets	1,292	—	—	1,292	—
Deferred income taxes	1,026	247	(95)	1,273	45
Amortization of debt issuance costs	116	116	116	232	232
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable, net	(962)	6,760	8,155	5,798	1,505
Inventories	4,081	(13,352)	9,204	(9,271)	14,410
Prepaid expenses and other assets	1,940	2,837	143	4,777	1,878
Accounts payable	(14,775)	14,307	(3,549)	(468)	(144)
Accrued liabilities	(1,499)	1,804	(967)	305	53
Other liabilities	(1,545)	(1,364)	(2,464)	(2,909)	(3,574)
Net cash provided by (used in) operating activities	(7,508)	18,977	17,492	11,469	22,296
Cash flows from investing activities:
Capital expenditures	(7,291)	(18,481)	(2,847)	(25,772)	(7,337)
Net cash used in investing activities	(7,291)	(18,481)	(2,847)	(25,772)	(7,337)
Cash flows from financing activities:
Issuance of ordinary shares, net of fees	—	—	—	—	136,738
Issuance of ordinary shares under share-based compensation plans	650	4,004	1,384	4,654	4,719
Employees' taxes paid upon vesting of restricted share units	(1,033)	(2,013)	(1,929)	(3,046)	(3,272)
Repayments on revolving credit facility	—	—	—	—	(115,000)
Repayments on term loan	(1,875)	(1,875)	(1,875)	(3,750)	(3,750)
Net cash provided by (used in) financing activities	(2,258)	116	(2,420)	(2,142)	19,435
Net increase (decrease) in cash	(17,057)	612	12,225	(16,445)	34,394
Cash at beginning of period	109,281	108,669	102,124	108,669	79,955
Cash at end of period	$92,224	$109,281	$114,349	$92,224	$114,349
Supplemental disclosures of cash flow information:
Cash paid during the period for interest	$2,093	$2,251	$2,703	$4,344	$7,536
Cash paid during the period for taxes, net of refunds	$739	$560	$750	$1,299	$1,452
Supplemental disclosures of non-cash activities:
Capital expenditures included in accounts payable	$4,291	$1,467	$1,458	$4,291	$1,458
Right-of-use assets obtained in exchange for new operating lease liabilities	$773	$—	$(431)	$773	$2,379

ICHOR HOLDINGS, LTD.
Reconciliation of U.S. GAAP Gross Profit to Non-GAAP Gross Profit
(dollars in thousands)
(unaudited)

	Three Months Ended			Six Months Ended
	June 27, 2025	March 28, 2025	June 28, 2024	June 27, 2025	June 28, 2024
U.S. GAAP gross profit	$27,202	$28,522	$25,557	$55,724	$48,551
Non-GAAP adjustments:
Share-based compensation	774	707	717	1,481	1,493
Facility shutdown costs (1)	1,619	304	—	1,923	—
Other (2)	378	783	160	1,161	908
Non-GAAP gross profit	$29,973	$30,316	$26,434	$60,289	$50,952
U.S. GAAP gross margin	11.3%	11.7%	12.6%	11.5%	12.0%
Non-GAAP gross margin	12.5%	12.4%	13.0%	12.4%	12.6%
(1)Represents costs associated with the exit from our Scotland operations. Included in this amount for the three and six months ended June 27, 2025 are write-off costs of inventories determined to be obsolete of $1.6 million and severance costs associated with affected employees. Severance costs totaling $0.3 million incurred during the first quarter of 2025 and previously presented under the heading "Other" have been re-allocated to facility shutdown costs for the three and six months ended June 27, 2025.
(2)Represents severance costs associated with our global reduction-in-force programs (other than severance costs associated with the exit from our Scotland operations, as described above).

ICHOR HOLDINGS, LTD.
Reconciliation of U.S. GAAP Operating Loss to Non-GAAP Operating Income
(dollars in thousands)
(unaudited)

	Three Months Ended			Six Months Ended
	June 27, 2025	March 28, 2025	June 28, 2024	June 27, 2025	June 28, 2024
U.S. GAAP operating loss	$(4,840)	$(1,172)	$(2,262)	$(6,012)	$(6,003)
Non-GAAP adjustments:
Amortization of intangible assets	2,078	2,078	2,086	4,156	4,232
Share-based compensation	4,227	4,123	3,938	8,350	6,313
Transaction-related costs (1)	—	—	—	—	785
Facility shutdown costs (2)	4,296	592	—	4,888	—
Other (3)	386	954	733	1,340	1,600
Non-GAAP operating income	$6,147	$6,575	$4,495	$12,722	$6,927
U.S. GAAP operating margin	(2.0)%	(0.5)%	(1.1)%	(1.2)%	(1.5)%
Non-GAAP operating margin	2.6%	2.7%	2.2%	2.6%	1.7%
(1)Represents transaction-related costs incurred in connection with our acquisitions pipeline.
(2)Represents costs associated with the exit from our Scotland operations. Included in this amount for the three and six months ended June 27, 2025 are write-off costs of inventories determined to be obsolete of $1.6 million, an impairment of the facility lease right-of-use asset of $1.3 million, accelerated depreciation charges of $0.6 million, other direct and incremental facility exit-related costs of $0.6 million, and severance costs associated with affected employees. Severance costs totaling $0.6 million incurred during the first quarter of 2025 and previously presented under the heading "Other" have been re-allocated to facility shutdown costs for the three and six months ended June 27, 2025.
(3)Represents severance costs associated with our global reduction-in-force programs (other than severance costs associated with the exit from our Scotland operations, as described above).

ICHOR HOLDINGS, LTD.
Reconciliation of U.S. GAAP Net Loss to Non-GAAP Net Income (Loss)
(in thousands, except share and per share amounts)
(unaudited)

	Three Months Ended			Six Months Ended
	June 27, 2025	March 28, 2025	June 28, 2024	June 27, 2025	June 28, 2024
U.S. GAAP net loss	$(9,408)	$(4,559)	$(5,112)	$(13,967)	$(14,101)
Non-GAAP adjustments:
Amortization of intangible assets	2,078	2,078	2,086	4,156	4,232
Share-based compensation	4,227	4,123	3,938	8,350	6,313
Transaction-related costs (1)	—	—	—	—	785
Facility shutdown costs (2)	4,296	592	—	4,888	—
Other (3)	386	954	733	1,340	1,600
Tax adjustments related to non-GAAP adjustments (4)	(482)	711	174	229	278
Tax expense from valuation allowance (5)	—	337	—	337	—
Non-GAAP net income (loss)	$1,097	$4,236	$1,819	$5,333	$(893)
U.S. GAAP diluted EPS	$(0.28)	$(0.13)	$(0.15)	$(0.41)	$(0.44)
Non-GAAP diluted EPS	$0.03	$0.12	$0.05	$0.16	$(0.03)
Shares used to compute non-GAAP diluted EPS	34,278,380	34,206,989	34,043,870	34,215,118	31,779,521
(1)Represents transaction-related costs incurred in connection with our acquisitions pipeline.
(2)Represents costs associated with the exit from our Scotland operations. Included in this amount for the three and six months ended June 27, 2025 are write-off costs of inventories determined to be obsolete of $1.6 million, an impairment of the facility lease right-of-use asset of $1.3 million, accelerated depreciation charges of $0.6 million, other direct and incremental facility exit-related costs of $0.6 million, and severance costs associated with affected employees. Severance costs totaling $0.6 million incurred during the first quarter of 2025 and previously presented under the heading "Other" have been re-allocated to facility shutdown costs for the three and six months ended June 27, 2025.
(3)Represents severance costs associated with our global reduction-in-force programs (other than severance costs associated with the exit from our Scotland operations, as described above).
(4)Adjusts GAAP income tax expense for the impact of our non-GAAP adjustments, which are presented on a gross basis.
(5)During the first quarter of 2025, we recorded a valuation allowance against the deferred tax assets from our Scotland and Korea operations.

ICHOR HOLDINGS, LTD.
Reconciliation of U.S. GAAP Net Cash Provided by Operating Activities to Free Cash Flow
(in thousands)
(unaudited)

	Three Months Ended			Six Months Ended
	June 27, 2025	March 28, 2025	June 28, 2024	June 27, 2025	June 28, 2024
Net cash provided by (used in) operating activities	$(7,508)	$18,977	$17,492	$11,469	$22,296
Capital expenditures	(7,291)	(18,481)	(2,847)	(25,772)	(7,337)
Free cash flow	$(14,799)	$496	$14,645	$(14,303)	$14,959